UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2013

VIRGIN MEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware	File No. 000-50886	46-1961563
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Bleecker Street, 6th Floor,

New York, New York 10012

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 906-8440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On June 7, 2013, (the “Engagement Date”), the Board of Directors of Virgin Media Inc., formerly known as Viper US MergerCo 1 LLC (“New VMI”), engaged KPMG LLP (UK) (“KPMG UK”) to serve as New VMI’s new independent registered public accounting firm and to perform the audit as of December 31, 2013 and for the 2013 period from June 8, 2013 (the day after the completion of the combination of New VMI’s predecessor (“Old VMI”) with the successor by merger to Liberty Global, Inc., under the new parent company Liberty Global plc (“Liberty Global”)) through December 31, 2013 (the “Successor Period”), including the review of New VMI’s quarterly reporting for the Successor Period included in the quarter ending June 30, 2013.

During the years ended December 31, 2012 and 2011 and during the interim period from January 1, 2013 to the Engagement Date, neither New VMI nor Old VMI consulted with KPMG UK regarding any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Ernst & Young LLP (“Ernst & Young”) will continue to serve as one of New VMI’s independent registered public accounting firms until the issuance of its audit report on the consolidated statements of comprehensive income, shareholders’ equity and cash flows for the 2013 period ended June 7, 2013 (the “Predecessor Period”). Upon the issuance by Ernst & Young of the audit report for the Predecessor Period, it is New VMI’s intention that Ernst & Young will cease to serve as one of New VMI’s independent registered public accounting firms. Upon the effectiveness of the dismissal of Ernst & Young, New VMI will file an amendment to this Current Report on Form 8-K within four business days of the termination date.

Ernst & Young’s reports on Old VMI’s consolidated financial statements as of and for the years ended December 31, 2012 and December 31, 2011 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated June 12, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2013

Virgin Media Inc.

By:	/s/ Leonard P. Stegman
Name: Leonard P. Stegman
Title: Vice President

EXHIBITS

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated June 12, 2013.

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